Exhibit 99.2

Morra, Brezner, Steinberg & Tenenbaum Entertainment, Inc.
StepTeco, Inc.
Focus Enterprises, Inc.

Combined Financial Statements as of and for the year ended December 31, 2004, and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Morra, Brezner, Steinberg & Tenenbaum Entertainment, Inc.
StepTeco, Inc.
Focus Enterprises, Inc.:

We have audited the accompanying combined balance sheet of Morra, Brezner, Steinberg & Tenenbaum Entertainment, Inc., StepTeco, Inc. and Focus Enterprises, Inc. (the “Group”), all of which are under common management, as of December 31, 2004, and the related combined statements of income, shareholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Group as of December 31, 2004, and the combined results of their operations and their combined cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

September 1, 2005

MORRA, BREZNER, STEINBERG & TENENBAUM ENTERTAINMENT, INC.

STEPTECO, INC.

FOCUS ENTERPRISES, INC.

COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2004

ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$56,922
Marketable securities	180,030
Fees receivable—net of allowances of $698,750	852,063
Prepaid expenses	27,035
Loans receivable	33,770

Total current assets	1,149,820

PROPERTY AND EQUIPMENT—Net	69,251

OTHER ASSETS—Net	104,174

TOTAL	$1,323,245

LIABILITIES AND SHAREHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Accounts payable	$69,747
Accrued expenses	201,767
Deferred income taxes	12,775

Total current liabilities	284,289

COMMITMENTS (Note 4)

SHAREHOLDERS’ EQUITY:
Common stock (Note 8)	33,020
Retained earnings	883,959
Accumulated other comprehensive income	121,977

Total shareholders’ equity	1,038,956

TOTAL	$1,323,245

See notes to combined financial statements.

MORRA, BREZNER, STEINBERG & TENENBAUM ENTERTAINMENT, INC.

STEPTECO, INC.

FOCUS ENTERPRISES, INC.

COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2004

REVENUE	$6,237,329

OPERATING COSTS AND EXPENSES:
Salaries and benefits	3,128,556
Consulting fees and commissions	542,681
General and administrative	2,042,596

Total operating costs and expenses	5,713,833

OPERATING INCOME	523,496

OTHER INCOME	16,617

INCOME BEFORE PROVISION FOR INCOME TAXES	540,113

PROVISION FOR INCOME TAXES	9,925

NET INCOME	$530,188

See notes to combined financial statements.

MORRA, BREZNER, STEINBERG & TENENBAUM ENTERTAINMENT, INC.

STEPTECO, INC.

FOCUS ENTERPRISES, INC.

COMBINED STATEMENT OF SHAREHOLDERS’ EQUITY

AS OF DECEMBER 31, 2004

				Accumulated
				Other
	Common	Retained	Comprehensive	Comprehensive
	Stock	Earnings	Income	Income

BALANCE—January 1, 2004	$32,020	$353,771	$—	$36,251

Contribution to capital	1,000	—	—	—

Unrealized gain on marketable securities—net of income taxes	—	—	85,726	85,726

Net income	—	530,188	530,188	—

BALANCE—December 31, 2004	$33,020	$883,959	$615,914	$121,977

See notes to combined financial statements.

MORRA, BREZNER, STEINBERG & TENENBAUM ENTERTAINMENT, INC.

STEPTECO, INC.

FOCUS ENTERPRISES, INC.

COMBINED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$530,188
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	51,778
Deferred income taxes	7,225
Increase in cash surrender value of officers’ life insurance	(10,645)
Gain on disposal of property and equipment	(100)
Changes in operating assets and liabilities:
Fees receivable—net	(476,472)
Prepaid expenses	(27,035)
Accounts payable	(6,234)
Accrued expenses	3,505

Net cash provided by operating activities	72,210

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(20,423)
Proceeds on sale of property and equipment	100
Loans receivable	(13,156)

Net cash used in investing activities	(33,479)

CASH FLOWS FROM FINANCING ACTIVITIES:
Additional paid-in capital	1,000

Net cash provided by financing activities	1,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	39,731

CASH AND EQUIVALENTS—Beginning of period	17,191

CASH AND EQUIVALENTS—End of period	$56,922

SUPPLEMENTAL CASH FLOW INFORMATION—Cash paid during the period for income taxes	$3,200

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES—During the year ended December 31, 2004, the Company recorded noncash unrealized gains of $85,726 which is net of deferred income taxes of $1,305, in accumulated other comprehensive income.

See notes to combined financial statements.

MORRA, BREZNER, STEINBERG & TENENBAUM ENTERTAINMENT, INC.
STEPTECO, INC.
FOCUS ENTERPRISES, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2004

1.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination—The combined financial statements include the accounts of Morra, Brezner, Steinberg & Tenenbaum Entertainment, Inc. (“MBST”), StepTeco, Inc., and Focus Enterprises, Inc. (“Focus Enterprises”) (collectively, the “Group”) all of which are under common management. All significant intercompany accounts and transactions have been eliminated in combination.

Organization and Nature of Business—The Group provides personal management services to individuals in the entertainment industry, consulting services in the entertainment industry, and produces motion pictures and television programming for third parties. Fees for personal management services are typically based upon a fixed monthly rate or a percentage of the related individuals’ earnings. The individuals’ earnings may include contingent payments based on the financial results of a film or entertainment property pursuant to contractual formulas (“Participations”) and may include contingent amounts due under provisions of collective bargaining agreements (“Residuals”). Fees for motion picture production are typically a fixed amount and may include Participations and Residuals.

MBST was organized in February 1989 as a California corporation. Focus Enterprises was organized in December 1986 as a California corporation. The shareholders of MBST are also the shareholders of Focus Enterprises. StepTeco, Inc. was formed in January 1991 also as a California corporation. The sole shareholder of StepTeco, Inc. is a shareholder of MBST and Focus Enterprises. The Group is subject to common management.

Revenue Recognition—The Group recognizes revenue from management and production services at the time the services are provided. Revenue from the individuals’ Participations and Residuals are recognized at the time such amounts can be reasonably determined, which is generally upon receipt of a statement from a third party.

Cash and Cash Equivalents—The Group considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Marketable Securities—The Group classifies its marketable securities in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities. At December 31, 2004, all of the Group’s investments in marketable securities were classified as available-for-sale and as a result were reported at fair value. Unrealized gains from available-for-sale securities are reported in shareholders’ equity as accumulated other comprehensive income, net of income taxes.

Property and Equipment—Property and equipment are recorded at cost. Depreciation and amortization are provided for using the straight-line method over the estimated useful lives of the related assets which range from five to seven years. Leasehold improvements are amortized over the lesser of the related lease term or the estimated useful life of the related asset. Repairs and maintenance are charged to expense as incurred.

Impairment of Long-Lived Assets—Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

Income Taxes—The Group accounts for its income taxes using SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred income taxes arise from temporary differences between the financial statement and income tax bases of assets and liabilities.

MBST is an S Corporation for federal and state income tax reporting purposes. Accordingly, MBST is assessed no federal income tax as all federal taxable income, if any, is the responsibility of the shareholders. Under the California statutory rules, MBST is assessed franchise tax at a reduced corporate rate.

StepTeco, Inc. and Focus Enterprises, Inc. are C Corporations and are subject to federal and state income taxes at statutory rates.

Deferred tax assets and liabilities are determined based on the difference between the financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Comprehensive Income—The Group’s other comprehensive income is comprised of unrealized gains and losses on available-for-sale investments, net of related income taxes. Accumulated other comprehensive income is reflected in the combined statements of shareholders’ equity.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and disclosure of contingent assets and liabilities at the date of the financial statements. Actual amounts could differ from those estimates.

Concentration of Credit Risk—The Group’s cash and cash equivalents are maintained with major financial institutions in the United States. Deposits with these banks may at times exceed the insured amounts provided on such deposits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk.

Fees receivable are derived primarily from services provided to successful entertainers. The Group performs ongoing credit evaluation of its clients’ financial condition and limits the amount of credit extended when deemed necessary but generally requires no collateral. The Group provided for an estimate of doubtful accounts during the year ended December 31, 2004 of $460,104.

During the year ended December 31, 2004, the Group earned revenues from two clients of 32% and 22%, respectively, of total revenues. Outstanding accounts receivable from two clients comprised approximately 57% and 12%, respectively, of the Group’s accounts receivable as of December 31, 2004.

2.              INVESTMENTS

The total fair value of available-for-sale securities was $180,030 at December 31, 2004. The unrealized holding gains were $85,726, net of income taxes of $1,305 for the year ended December 31, 2004. There were no realized gains or losses for the year ended December 31, 2004.

3.              PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2004:

Office furniture and fixtures	$356,156
Equipment	215,425
Automobiles	48,262
Leasehold improvements	119,669

739,512
Accumulated depreciation and amortization	(670,261)

$69,251

4.              COMMITMENTS

The Group conducts its business from offices located in Beverly Hills, California, which are leased under a long-term operating lease that expires in December 2006. Rent expense for the year ended December 31, 2004 was $344,147.

At December 31, 2004, the aggregate future minimum lease payments due under the noncancelable operating lease were as follows:

2005	$250,912
2006	250,912

Total minimum payments	$501,824

5.              INCOME TAXES

The provision for income taxes consists of the following for the year ended December 31 2004:

Current—state	$2,700

Deferred—state	7,225

Total income tax provision	$9,925

Deferred income taxes of $1,305 in 2004 related to unrealized gains on available-for-sale investments, was charged to accumulated other comprehensive income.

Components of deferred income taxes consist of the following at December 31, 2004:

Deferred income tax liabilities:
Cash versus accrual basis of reporting	$10,918
Unrealized gain	1,857

$12,775

The effective income tax rate differs from the federal statutory rate primarily due to the fact that MBST is an S Corporation which does not pay federal income taxes and pays California state taxes at 1.5%.

6.              OTHER ASSETS

Other assets consist of the following as of December 31, 2004:

Cash surrender value of officers’ life insurance	$81,187
Lease deposits	22,987

$104,174

7.              LINE OF CREDIT

MBST has entered into a revolving credit agreement (“Credit Agreement”) with a bank which provides for borrowings of up to $1,000,000 with interest at the prime rate plus 1%. As of December 31, 2004, the prime rate was 5.25%. The Credit Agreement is collateralized by substantially all the assets of MBST and requires the shareholders of the MBST to maintain $750,000 of liquid assets, as defined. There were no borrowings under the Credit Agreement at December 31, 2004. The Credit Agreement was terminated by the Group on June 8, 2005.

8.              SHAREHOLDERS’ EQUITY

Common stock is comprised of the following at December 31, 2004:

Morra, Brezner, Steinberg & Tenenbaum Entertainment, Inc., no par value—1,000 shares authorized, 360 shares outstanding	$1,320

StepTeco, Inc., no par value—100,000 shares authorized, 250 shares outstanding	12,500

Focus Enterprises, Inc., no par value—1,000 shares authorized, 75 shares outstanding	19,200

Total	$33,020

9.              EMPLOYEE BENEFIT PLANS

MBST and Focus Enterprises jointly have a defined contribution profit sharing plan (the “Plan”) with 401(k) employee salary reduction contribution provisions covering substantially all employees over 21 years of age who have met the required service provisions of the Plan. Group contributions to the Plan amounted to $120,309 for 2004, and are made at the discretion of the Board of Directors.

10.       SUBSEQUENT EVENT

In August 2005, the Group was acquired by CKX, Inc.

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